                                                                    EXHIBIT 4.04



                            SUBORDINATION AGREEMENT

                  THIS SUBORDINATION AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of March 30, 2001, made by each of the undersigned (each, a "Party" and, together with any entity that becomes a Party to this Agreement pursuant to Section 8 hereof, the "Parties") and THE BANK OF NEW YORK, as collateral agent (in such capacity, collectively, the "Collateral Agent"), for the benefit of the Senior Creditors (as defined below). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Senior Note Indenture referred to below.


                                   WITNESSETH:


                  WHEREAS, Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC" or the "Company"), as issuer, JCC Holding Company, a Delaware corporation ("JCC Holding"), JCC Canal Development, L.L.C., a Louisiana limited liability company ("Canal Development"), JCC Fulton Development, L.L.C., a Louisiana limited liability company ("Fulton Development") and JCC Development Company, L.L.C., a Louisiana limited liability company ("JCC Development"), as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), have entered into an Indenture, dated as of March 30, 2001, (as amended, modified or supplemented from time to time, the "Senior Note Indenture," and together with the Senior Notes and all other documents and agreements relating thereto are herein called the "Senior Note Documents"), pursuant to which the Company (x) will initially issue $124,520,000 in aggregate principal amount of its Senior Notes due 2008 and (y) may, in accordance with the terms of the Senior Note Indenture, issue additional principal amounts of its Senior Notes due 2008 as a result of its payment of interest in Secondary Securities, as defined in the Senior Note Indenture (with all Senior Notes issued as contemplated by preceding clauses (x) and (y), together with any securities issued in replacement or substitution therefor, being herein called the "Senior Notes");

                  WHEREAS, pursuant to Article X of the Senior Note Indenture, JCC Holding and various of its Subsidiaries (other than JCC) have jointly and severally guaranteed (the "Senior Note Guaranty") to the Senior Note Creditors the payment when due of all obligations and liabilities of JCC under or with respect to the Senior Note Documents;

                  WHEREAS, it is a condition precedent to the making of loans or advances by any Unrestricted Subsidiary to JCC Holding, JCC or any Subsidiary Guarantor, in each case under Section 5.19 of the Senior Note Indenture, that this Agreement be executed and delivered by the Parties hereto, at the time of or prior to the making of such loans or advances;

                  WHEREAS, it is a condition precedent to the extensions of credit under the Senior Note Documents that this Agreement be executed and delivered by the original Parties hereto;

                  WHEREAS, additional Parties may from time to time become parties hereto in order to allow for certain extensions of credit in accordance with the requirements of the Senior Note Documents;

                  WHEREAS, each of the Parties hereto desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraphs.


                  NOW, THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Parties and the Collateral Agent (for the benefit of the holders from time to time of Senior Indebtedness) hereby agree as follows:

                  1. The Subordinated Debt (as defined in Section 6 hereof) and all payments of principal, interest, and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Indebtedness (as defined in Section 6 hereof) to the extent, and in the manner set forth herein. The foregoing shall apply, notwithstanding the availability of other collateral to the Senior Creditors (as defined in Section 6 hereof) or the holders of Subordinated Debt or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Debt, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under Title 11 of the United States Code (the "Bankruptcy Code") or other applicable federal, foreign, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law (each, a "Bankruptcy Proceeding"), the Senior Indebtedness shall include all interest accrued on the Senior Indebtedness, in accordance with and at the rates specified in the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest is not allowed pursuant to the Bankruptcy Code or other applicable law.

                  2. Each Party (as a lender of any Subordinated Debt) hereby agrees that until all Senior Indebtedness has been repaid in full in cash:

                  (a) Such Party shall not, without the prior written consent of the Required Senior Creditors (as defined in Section 6 hereof), which consent may be withheld or conditioned in the Required Senior Creditors' sole discretion, commence, or join or participate in, any Enforcement Action (hereinafter defined).

                  The term "Enforcement Action" shall mean any acceleration of all or any part of the Subordinated Debt, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce any obligation of JCC Holding, the Company or any Subsidiary Guarantor to pay any amounts relating to any Subordinated Debt, the exercising of any banker's lien or rights of set-off or recoupment, the institution of a Bankruptcy Proceeding against JCC Holding, the Company or any Subsidiary Guarantor, or the taking of any other enforcement action against any asset or Property of JCC Holding, the Company or any Subsidiary Guarantor;

                  (b) In the event that (i) all or any portion of any Senior Indebtedness becomes due (whether at stated maturity, by acceleration or otherwise), (ii) any Event of Default under the Senior Note Indenture or any event of default under, and as defined in, any other Senior Indebtedness, then exists or would result from such payment on the Subordinated Debt (including, without limitation, pursuant to Section 5.5 of the Senior Note Indenture), (iii) any Party receives any payment or prepayment of principal or interest, in whole or in part, of (or with respect to) the Subordinated Debt contrary to the terms of the Subordinated Debt or in violation of the terms of the Senior Note Indenture or any other Senior Indebtedness or (iv) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of JCC Holding, the Company or any Subsidiary Guarantor or the proceeds thereof, in whatever form, to any creditor or creditors of JCC Holding, the Company or any Subsidiary Guarantor or to any holder of indebtedness of JCC Holding, the Company or any Subsidiary Guarantor or by reason of any liquidation, dissolution or other winding up of JCC Holding, the Company or any Subsidiary Guarantor or their respective business, or of any receivership or custodianship for JCC Holding, the Company or any Subsidiary Guarantor or of all or substantially all of their respective property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against JCC Holding, the Company or any Subsidiary Guarantor for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which shall be payable or deliverable with respect to any or all of the Subordinated Debt or which has been received by any Party shall be held in trust by such Party for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the Senior Creditors for application to the payment of the Senior Indebtedness to the extent necessary to make payment in full in cash of all sums due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors. In any such event, the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Debt. In the event of the occurrence of any event referred to in clauses (i), (ii), (iii) or (iv) above and until the Senior Indebtedness shall have been fully paid in cash and satisfied and all of the obligations of JCC Holding, the Company and the Subsidiary Guarantors to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Party in respect of the Subordinated Debt. Notwithstanding anything to the contrary contained above, if one or more of the events referred to in clauses (i) through (iii) of the first sentence of this clause (b) is in existence (and no event of the type described in clause (iv) of the first sentence of this clause (b) is in existence), the Required Senior Creditors may agree in writing that payments may be made with respect to the Subordinated Debt which would otherwise be prohibited pursuant to the provisions contained above, provided that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Party in respect of the

Subordinated Debt. In the circumstances described in clause (iv) of the first sentence of this Section 2(b), no waiver shall be effective unless signed by all Senior Creditors as same exist at the time the respective distribution or payment is made;

                  (c) If any Party shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of JCC Holding, the Company or any Subsidiary Guarantor, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided in the various Security Documents, and any Party hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash;

                  (d) No party shall pledge, assign, hypothecate, transfer, convey or sell any Subordinated Debt or any interest in any Subordinated Debt to any entity without the prior written consent of the Required Senior Creditors;

                  (e) After request by the Collateral Agent, the Trustee, the Required Holders or the Required Senior Creditors, each Party shall within ten
(10) days furnish the Senior Creditors with a statement, duly acknowledged and certified setting forth the original principal amount of the notes evidencing the indebtedness of the Subordinated Debt, the unpaid principal balance, all accrued interest but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and that to the best knowledge of Subordinate Lender there exists no defaults under the Subordinated Debt, or if any such defaults exist, specifying the defaults and the nature thereof;

                  (f) In any case commenced by or against JCC Holding, the Company or any Subsidiary Guarantor under Chapter 11 of the Bankruptcy Code or any other Bankruptcy Proceeding, the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of any Party against JCC Holding, the Company or any Subsidiary Guarantor;

                  (g) If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by JCC Holding, the Company, any Subsidiary Guarantor or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of JCC Holding, the Company, any Subsidiary Guarantor or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made;

                  (h) No party shall object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors in any proceeding under the Bankruptcy Code or any other Bankruptcy Proceeding; and

                  (i) Each Party waives any marshalling rights with respect to the Senior Creditors in any proceeding under the Bankruptcy Code or any other Bankruptcy Proceeding.

                  3. Each Party hereby represents, warrants and covenants as follows:

                  (a) Each Party hereby represents and warrants that Schedule I hereto sets forth a true and correct list of all Subordinated Debt held by each Party as of the date hereof, and hereby agrees to deliver a supplement to
Schedule I to the Collateral Agent within 10 days after any request by the Collateral Agent, the Trustee, the Required Holders or the Required Senior Creditors (although any failure to deliver such a supplement shall have no effect whatsoever on the subordination provisions contained herein, which shall apply to such Subordinated Debt whether or not listed on Schedule I); and

                  (b) Each Party hereby covenants and agrees to cause to that it will not lend, hold or permit to exist any Subordinated Debt owed to it (in accordance with the definition thereof contained herein) unless the obligor with respect to such Subordinated Debt is (or concurrently with such extension becomes) a Party to this Agreement.

                  4. Any payments made to, or received by, any Party in respect of any guaranty or security in support of the Subordinated Debt shall be subject to the terms of this Subordination Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Debt. To the extent that JCC Holding, the Company or any of the Subsidiaries of JCC Holding (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Debt, the Party which is the lender of the respective Subordinated Debt will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this Section 4 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Debt, whether or not the Person furnishings such guarantee or security is a Party hereto).

                  5. Each Party hereby acknowledges and agrees that no payments will be accepted by it in respect of the Subordinated Debt (unless promptly turned over to the holders of Senior Indebtedness as contemplated by Section 2 above) to the extent such payments would be prohibited under any Senior Indebtedness.

                  6. Definitions. As and in this Agreement, the terms set forth below shall have the respective meanings provided below:

                  "Agreement" shall have the meaning provided in the first paragraph hereof.

                  "Bankruptcy Code" shall have the meaning assigned that term in
         Section 1.

                  "Bankruptcy Proceeding" shall have the meaning assigned that term in Section 1.

                  "Canal Development" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Company" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "Enforcement Action" shall have the meaning assigned that term in Section 2(a).

                  "Fulton Development" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "Intercreditor Agreement" shall have the meaning assigned at term in the Senior Note Indenture.

                  "JCC" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "JCC Development" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "JCC Holding" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "Obligation" shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

                  "Party" shall have the meaning provided in the first paragraph of this Agreement.

                  "Required Senior Creditors" shall mean that any time the Required Secured Creditors under, and as defined in, the Intercreditor Agreement.

                  "Senior Creditors" shall mean all holders from time to time of any Senior Indebtedness and shall include, without limitation, (x) all Holders, from time to time, of the Senior Notes and (y) all other Secured Creditors under, and as defined in, the Intercreditor Agreement.

                  "Senior Indebtedness" shall mean, with respect to JCC Holding, the Company or any Subsidiary Guarantor, (x) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the respective such Person to the holders from time to time of the Senior Notes, now existing or hereafter incurred under, arising out of or in connection with the

         Senior Notes or any other Senior Note Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by the respective such Person with the terms of each such Senior Note Document (all such obligations and liabilities under this clause being herein collectively called the "Senior Note Obligations") and (y) all other Obligations under, and as defined, in the Intercreditor Agreement.

                  "Senior Note Document Obligations Termination Date" shall mean the first date after the Issue Date upon which all obligations pursuant to the Senior Note Indenture have terminated and all Senior Obligations have been paid in full in cash.

                  "Senior Note Documents" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "Senior Note Guaranty" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "Senior Note Indenture" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "Senior Notes" shall have the meaning assigned that term in the Recitals to this Agreement.

                  "Subordinated Debt" shall mean the principal of, interest on, and all other amounts owing from time to time in respect of all loans and advances (and any other Indebtedness) at any time or from time to time made by any Unrestricted Subsidiary to JCC Holding, JCC or any Subsidiary Guarantor (or at any time owing by JCC Holding, JCC or any Subsidiary Guarantor to any Unrestricted Subsidiary) including without limitation all amounts so owing pursuant to any guarantees thereof or security therefor.

                  "Trustee" shall have the meaning assigned that term in the Recitals to this Agreement.

                  7. Each Party agrees to be fully bound by all terms and provisions contained in this Agreement, both with respect to any Subordinated Debt (including any guarantees thereof and security therefor) owed to it, and with respect to all Subordinated Debt (including all guarantees thereof and security therefor) owing by it.

                  8. It is understood and agreed that any Credit Party or any Subsidiary or Affiliate of the Company that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Senior Note Indenture or any other Senior Note Document shall become a Party hereunder by executing a counterpart hereof (or an assumption agreement in form and substance satisfactory to this Collateral Agent) and delivering same to the Collateral Agent.

                  9. No failure or delay on the part of any party hereto or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

                  10. Each Party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Collateral Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.

                  11. Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the Intercreditor Agreement.

                  12. In the event of any conflict between the provisions of this Agreement and the provisions of the Subordinated Debt the provisions of this Agreement shall prevail.

                  13. No person other than the parties hereto, the Senior Creditors from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

                  14. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  15. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided that amendments hereto shall be effective as against the Senior Creditors if executed and delivered by the Required Senior Creditors at such time.

                  16. In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

                  17. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER SENIOR NOTE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION

OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY SENIOR NOTE DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH PARTY. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS SET FORTH IN ARTICLE 11 OF THE SENIOR NOTE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER SENIOR NOTE DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY RECIPIENT UNDER THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR NOTE DOCUMENTS BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  18. This Agreement shall bind and inure to the benefit of the Collateral Agent, the Senior Creditors and each Party and their respective successors, permitted transferees and assigns.

                                      * * *

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                   JCC HOLDING COMPANY




                                   By
                                     ------------------------------------------
                                        Title:



                                   JAZZ CASINO COMPANY, L.L.C.




                                   By
                                     ------------------------------------------
                                        Title:



                                   JCC CANAL DEVELOPMENT, L.L.C.




                                   By
                                     ------------------------------------------
                                        Title:



                                   JCC FULTON DEVELOPMENT, L.L.C.




                                   By
                                     ------------------------------------------
                                        Title:



                                   JCC DEVELOPMENT COMPANY, L.L.C.




                                   By
                                     ------------------------------------------
                                        Title:

                                   THE BANK OF NEW YORK,
                                      as Collateral Agent




                                   By
                                     ------------------------------------------
                                        Name:
                                        Title: